EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of July 1, 2010

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters.  A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.  All information in this Fleet Status Report is as of the date indicated above.  We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ATWOOD EAGLE	5000’	Australia	CHEVRON AUSTRALIA PTY LTD (“CHEVRON”) UNDER ASSIGNMENT FROM WOODSIDE ENERGY LTD	FIRM WORK – Mid-July 2010	Approximately $405,000	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		Australia	BHP BILLITON PETROLEUM	FIRM WORK – (One approximately 60-day slot deferred from previous drilling program which is now expected to be completed in September 2010.)	Approximately $170,000 for 35 days and $465,000 thereafter until completion.	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		TBD	N/A	N/A	N/A
The rig is expected to incur around ten (10) zero rate days in the fourth quarter of fiscal year 2010 and ten (10) zero rate days in the first quarter of fiscal year 2011 for regulatory inspections and planned maintenance.

		Australia	CHEVRON	FIRM WORK – (Until ATWOOD OSPREY commences operations in Australia) February/March 2011	$430,000/$450,000 Depending on firm duration of Atwood Osprey Contract.	Subject to change due to cost escalation provisions in the contract.
ATWOOD HUNTER	5,000’	Equatorial Guinea	NOBLE ENERGY INC (“NOBLE”)	FIRM WORK - December 2010	$545,000	Subject to change due to cost escalation provisions in the contract.
		Ghana/ Equatorial Guinea	KOSMOS ENERGY GHANA INC/NOBLE	FIRM WORK - October 2012	$538,000 to $545,000	Subject to change due to cost escalation provisions in the contract.
ATWOOD FALCON	5,000’	Philippines (Upon completing the drilling program in the Philippines, the rig will be mobilized back to Malaysia)	SHELL	FIRM WORK – August 2011	$431,000/plus approximately $4,000 of amortized per day revenues	Subject to change due to cost escalation provisions in the contract.
		TBD	N/A	N/A	N/A	The rig could incur around ten (10) zero rate days in the second quarter of fiscal year 2011 for regulatory inspections and planned maintenance.
ATWOOD OSPREY	6,000’	Under construction in Singapore with Delivery Expected in early 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.	FIRM WORK – Early 2014 if three-year commitment or early 2017 if six-year commitment. (Contract provides for a commitment of three years with option to extend to six years at time of delivery of rig)	$470,000 (if three-year commitment) $450,000 (if six-year commitment)	Subject to change due to cost escalation provisions in the contract.
ATWOOD SOUTHERN CROSS	2,000’	Tunisia	AUDAX RESOURCES LTD. (“AUDAX”)	FIRM WORK – August 2010	$154,500
ATWOOD BEACON	400’	Equatorial Guinea	N/A	IDLE – July 9, 2010	NONE	The rig is currently idle while waiting to be relocated to the Ivory Coast. The tow to the Ivory Coast is expected to commence on July 10, 2010, at which time the rig will be on a moving dayrate.
		Ivory Coast	EDISON INTERNATIONAL S.P.A. (IVORY COAST BRANCH)	FIRM WORK – September 2010	$115,000
		Suriname/Guyana	MURPHY SURINAME OIL COMPANY, LTD./REPSOL EXPLORATION S.A./TEIKOKU OIL (SURINAME) CO. LTD. (INPEX) (“OPERATORS”)	MOBILIZATION – October 2010 (approximately 30 days)		The contract provides for a lump sum mobilization fee of $4.5 million. The $4.5 million will be amortized over the 210- day minimum contract period.
		Suriname/Guyana	OPERATORS	FIRM WORK – May 2011 (Minimum of 210 days)	$115,000
		Suriname/Guyana	OPERATORS	DE-MOBILIZATION – TBD		If the rig’s follow-on work is beyond 800 miles of the last drilling location, a lump sum de-mobilization fee of up to $7.8 million is payable.
		TBD	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the second or third quarters of fiscal year 2011 for regulatory inspections.
VICKSBURG	300’	Thailand	NUCOASTAL (THAILAND) LIMITED (“NUCOASTAL”)	FIRM WORK – September 2010	$90,000
		TBD	N/A	N/A	N/A	The rig is expected to incur ten (10) zero rate days the fourth quarter of fiscal year 2010 for regulatory inspections.
ATWOOD AURORA	350’	Egypt	GAZ DE FRANCE UNTIL MID-2010 UNDER ASSIGNMENT FROM RWE DEA NILE GmbH	FIRM WORK – April 2011	$133,000	Subject to change due to cost escalation provisions in the contract.
SEAHAWK	1,800’	Equatorial Guinea	AMERADA HESS EQUATORIAL GUINEA, INC.	FIRM WORK – August 2010	$90,000
RICHMOND	70’	US Gulf of Mexico	N/A	IDLE – Late July 2010 (The rig is currently undergoing regulatory inspections and any required repairs which are expected to take around thirty (30) days to complete)		Atwood and Rooster have agreed on a standby fee and deferred force majeure agreement while Rooster applies for a drilling permit.
		US Gulf of Mexico	ROOSTER PETROLEUM, LLC	FIRM WORK – August/September 2010	$36,000